
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATED JUNE 30, 1998
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS
ENDED JUNE 30, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998<F5>
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998<F5>
<CASH>                                         158,120
<SECURITIES>                                   254,859<F1>
<RECEIVABLES>                                  328,132
<ALLOWANCES>                                         0
<INVENTORY>                                    170,231
<CURRENT-ASSETS>                               848,427
<PP&E>                                         765,364
<DEPRECIATION>                                 283,432
<TOTAL-ASSETS>                               1,802,840
<CURRENT-LIABILITIES>                          378,088
<BONDS>                                        402,312<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,775
<OTHER-SE>                                     987,615<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 1,802,840
<SALES>                                        165,278
<TOTAL-REVENUES>                               296,177
<CGS>                                           73,399<F8>
<TOTAL-COSTS>                                   73,399<F8>
<OTHER-EXPENSES>                               140,436<F8><F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              12,629
<INCOME-PRETAX>                                 29,327
<INCOME-TAX>                                     1,683
<INCOME-CONTINUING>                             27,644
<DISCONTINUED>                                  52,224
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    79,868
<EPS-BASIC>                                       0.45<F6>
<EPS-DILUTED>                                     0.44<F7>

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS
AND NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, AND ACCUMULATED
OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, WRITE-OFF OF PURCHASED IN-PROCESS
TECHNOLOGIES, RESTRUCTURING AND REORGANIZATION CHARGES AND OTHER OPERATING EXPENSES.
<F5>ACTUAL FISCAL YEAR END WAS JAN-03-1999. ACTUAL INTERIM PERIOD END WAS
JUNE 28, 1998. FOR PRESENTATION PURPOSES, DATES USED IN THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE FISCAL MONTH END.
<F6>REPRESENTS BASIC NET INCOME PER SHARE. BASIC INCOME PER SHARE FROM CONTINUING
OPERATIONS FOR THE SIX MONTHS ENDED JUN-30-1998 WAS $0.16. BASIC INCOME PER
SHARE FROM DISCONTINUED OPERATIONS FOR THE SIX MONTHS ENDED JUN-30-1998 WAS
$0.29.
<F7>REPRESENTS DILUTED NET INCOME PER SHARE. DILUTED INCOME PER SHARE FROM
CONTINUING OPERATIONS FOR THE SIX MONTHS ENDED JUN-30-1998 $0.15. DILUTED
INCOME PER SHARE FROM DISCONTINUED OPERATIONS FOR THE SIX MONTHS ENDED
JUN-30-1998 WAS $0.29.
<F8>DURING THE SECOND QUARTER OF 1999, THE COMPANY COMPLETED THE IMPLEMENTATION OF
AN INTEGRATED INFORMATION SYSTEM. AS A RESULT, CERTAIN PREVIOUSLY REPORTED
AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE JUNE 30, 1999 PRESENTATION.


